UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 27, 2010
Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12959 Coral Tree Place, Los Angeles, CA	90066-7020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                                      (310) 482-5800

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 27, 2010, Stamps.com entered into binding terms of a settlement agreement with Kara Technology Incorporated and Mr. Salim Kara to resolve all outstanding litigation among the parties. Under the terms of the agreement, Stamps.com will make a $5.1 million payment for settlement of all claims asserted in the litigation, will purchase the patents asserted in the litigation for $0.4 million, and will grant Salim Kara options on 35,000 shares of Stamps.com stock. Mr. Kara also agreed to cooperate with the Company in the prosecution and enforcement of any patents on which he is named as an inventor, including patents asserted in the Stamps.com vs. Endicia litigation.

For further information about Stamps.com litigation, please refer to our quarterly report on Form 10-Q for the quarter ended March 31, 2010.

Item 2.02. Results of Operations and Financial Condition.

On July 29, 2010, Stamps.com Inc. issued a press release setting forth its financial results for its second quarter ended June 30, 2010.  A copy of its press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

The information in the press release is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished herewith:

99.1 Press Release of Stamps.com Inc. dated July 29, 2010 announcing Stamps.com Inc.'s financial results for its second quarter ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
---------------------------------------
(Registrant)

August 2, 2010	/s/ Kenneth McBride
-----------------------------------	---------------------------------------
Date	(Signature)

Kenneth McBride,
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Stamps.com Inc. dated July 29, 2010 announcing Stamps.com Inc.'s financial results for its first quarter ended June 30, 2010.